Exhibit 10.2(a)

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of and effective as of October 31, 2002, (the “Effective Date”), by and among BANK OF AMERICA, NATIONAL ASSOCIATION, as administrative agent (“Administrative Agent”) for the other lenders identified on the signature pages hereof (the “Lenders”), and METALS USA, INC. and each of its subsidiaries (the “Subsidiaries”) which are parties hereto (collectively, the “Borrowers”).

RECITALS

(a)                                  Borrowers, Administrative Agent and the Lenders are parties to that certain Loan and Security Agreement dated as of October 31, 2002 (as amended through the date hereof, the “Agreement”; terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement).

(b)                                 Borrowers, Administrative Agent, and the Lenders desire to amend the Agreement to provide for certain modifications as set forth herein, all subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1.                                       AMENDMENT TO THE AGREEMENT.  Effective as of the Effective Date, the Agreement is hereby amended as follows:

1.1                                 Amendment to Section 1.1 of the Agreement.  Section 1.1 of the Agreement is amended as follows:

(a)                                  The following definition of Material Adverse Change is added as a new definition to Section 1.1 of the Agreement:

“Material Adverse Change” means any of the following occurrences, whether singularly, or together:

(1)                                  Any deterioration in the consolidated net worth of the Borrowers that exceeds twenty five percent (25%) of the net worth reflected on the consolidated Financial Statements delivered by the Borrowers to the Agent in respect of the previous reporting period.

(2)                                  In any calendar year, the loss by the Borrowers of a customer, the sales to whom for the immediately preceding calendar year accounted for ten percent (10%) or more of the Borrowers’ total sales volume for the immediately preceding calendar year.

(3)                                  The occurrence of a labor strike, walkout, work stoppage, or similar labor dispute, which affects, without duplication, fifteen percent (15%) or more of the combined workforce of the Borrowers.

(4)                                  The rate of product return (as a result of product defect) relating to sales for the Borrowers (taken as a whole) for any month exceeds ten percent (10%) of Borrowers’ gross sales for the same month; provided, however, if such rate of product return (as a result of product defect) for any month exceeds ten percent (10%) of Borrowers’ gross sales for the same month because of defective product delivered by Borrowers, or any Borrower, to an individual customer (as opposed to multiple customers), such an event will not constitute a Material Adverse Change.

(5)                                  Any of the President, Chief Executive Officer, Chief Financial Officer, or Chief Operating Officer of the Parent is convicted of a criminal offense related to actions taken (or omitted to be taken) by such officer in such officer’s capacity as an officer of the Parent.

(6)                                  A force majeure event occurs which results in a loss of ten percent (10%) or more of Borrowers’ gross revenues if such loss of revenues is not fully covered by insurance (exclusive of any deductibles).

(b)                                 The existing definition of “Material Adverse Effect” is restated in its entirety to read as follows:

“Material Adverse Effect” means (a) a Material Adverse Change, (b) the inability of the Borrowers, taken as a whole, to meet the debt service obligations known to mature within sixty (60) days of any determination date, under any financing agreements to which they are a party, wherein such debt service obligations exceeds the average Availability of the Borrowers taken as a whole over the ten (10) Business Days immediately preceding the determination date, or (c) a ruling by a court of competent jurisdiction which upholds a claim contesting the legality, validity, binding effect, or enforceability against any Borrower of any material Loan Document to which it is a party.

1.2                                 Amendment to Section 2.2(i)(i) of the Agreement.  Section 2.2(i)(i) of the Agreement is amended and restated in its entirety to read as set forth below:

(i)                                     Subject to the limitations set forth in the provisos contained in this Section 2.2(i) and Section 13.2, the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent’s sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Base Rate Revolving Loans to any Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 15.7 (any of the advances described in this Section 2.2(i) being hereinafter referred to as “Agent Advances”); provided that Agent Advances outstanding and unpaid at no time will exceed $10,000,000 in the aggregate, and provided further that the Required Lenders may at any time revoke the Agent’s authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent’s receipt thereof;

1.3                                 Amendment to Section 2.3(h)(i) of the Agreement.  Section 2.3(h)(i) of the Agreement is amended and restated in its entirety to read as set forth below:

(i)                                     Indemnification.  IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS SECTION 2.3, EACH BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY, AND SAVE THE LENDERS AND THE AGENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES, AND EXPENSES (INCLUDING ATTORNEYS COSTS) WHICH ANY LENDER OR THE AGENT (OTHER THAN THE BANK IN ITS CAPACITY AS THE LETTER OF CREDIT ISSUER) MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF THE ISSUANCE OF ANY LETTER OF CREDIT OR THE PROVISION OF ANY CREDIT SUPPORT OR ENHANCEMENT IN CONNECTION THEREWITH (INCLUDING SUCH CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES RESULTING FROM THE NEGLIGENCE OF SUCH LENDER OR THE AGENT, BUT EXCLUDING, HOWEVER, ANY SUCH CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES, AND EXPENSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH LENDER OR THE AGENT).  THE AGREEMENT IN THIS SECTION 2.3(h)(i) SHALL SURVIVE PAYMENT OF ALL OBLIGATIONS.  NOTHING CONTAINED IN THIS AGREEMENT IS INTENDED TO LIMIT ANY BORROWER’S RIGHTS, IF ANY, WITH RESPECT TO THE LETTER OF CREDIT ISSUER WHICH ARISE AS A RESULT OF THE LETTER OF CREDIT APPLICATION AND RELATED DOCUMENTS EXECUTED BY AND BETWEEN ANY BORROWER AND THE LETTER OF CREDIT ISSUER.

1.4                                 Amendment to Section 4.6 of the Agreement.  Section 4.6 of the Agreement is amended and restated in its entirety to read as set forth below:

Section 4.6                                      Apportionment, Application, and Reversal of Payments.  Except as otherwise expressly provided by this Agreement, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Revolving Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders.  All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Revolving Loans, or not constituting payment of specific fees, and all proceeds of any Borrower’s Accounts or any other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements, then due to the Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of the Revolving Loans; fourth, to pay or prepay principal of the Non-Ratable Loans and the Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than the Non-Ratable Loans and the Agent Advances), unpaid reimbursement obligations in respect of Letters of Credit and Credit Support; and sixth, to the payment of any other Obligation due to the Agent or any Lender by the Borrowers.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by a Borrower, or unless an Event of Default is in existence, neither the Agent nor any Lender shall apply any payment which it receives to any LIBOR Rate Revolving Loan except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans.  The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j).  The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

1.5                                 Amendment to Section 9.14 of the Agreement.  Section 9.14 of the Agreement is amended and restated in its entirety to read as follows:

Section 9.14  Prepayment of Debt.  No Borrower shall voluntarily prepay any Funded Debt, except the Obligations in accordance with the terms of this Agreement, provided that for so long as no Default is in existence or would result therefrom, and so long as before and after giving effect to such prepayment, the Availability (calculated for purposes hereof utilizing 100% of the total Borrowing Base, without applying the Maximum Revolver Amount limit) is greater than or equal to $20,000,000 (a) a Borrower may voluntarily prepay Debt owing by such Borrower to another Borrower, (b) if the Fixed Charge Coverage Ratio is greater than or equal to 1.0 to 1.0, a Borrower may voluntarily prepay Capital Leases and other purchase money Funded Debt, (c) a Borrower may voluntarily prepay Capital Leases and other purchase money Funded Debt in connection with any refinancing of such Capital Leases and other purchase money Funded Debt or replacement of the Fixed Assets subject to such prepaid financing with new Fixed Assets usable in such Borrower’s business and subject to additional Capital Leases or other purchase money Funded Debt; and (d) a Borrower may voluntarily prepay Debt secured by assets sold.

1.6                                 Amendment to Section 15.11(a) of the Agreement.  Section 15.11(a) of the Agreement is amended and restated in its entirety to read as follows:

(a)                                  EACH BORROWER AGREES TO DEFEND, INDEMNIFY, AND HOLD THE AGENT-RELATED PERSONS AND EACH LENDER AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, COUNSEL, AGENTS, AND ATTORNEYS-IN-FACT (EACH, AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS (INCLUDING ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING REPAYMENT OF THE REVOLVING LOANS AND THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE AGENT OR REPLACEMENT OF ANY LENDER) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE REVOLVING LOANS OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO INCLUDING ANY SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND REIMBURSEMENTS RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT THE BORROWERS SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR ITS RESPECTIVE AFFILIATES.

THE AGREEMENTS IN THIS SECTION 15.11 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS.

2.                                       ACKNOWLEDGMENT OF THE BORROWERS.  The Borrowers acknowledge and agree that the Lenders executing this Amendment have done so in their sole discretion and without any obligation to consent to any other or future amendments to the Agreement.  The Borrowers further acknowledge and agree that any action taken or not taken by the Lenders or the Administrative Agent prior to, on or after the date hereof shall not constitute a waiver or modification of any term, covenant or provision of any Loan Document.

3.                                       REPRESENTATIONS AND WARRANTIES.  By its execution and delivery hereof, the Borrowers represent and warrant to the Lenders that, as of the date hereof the representations and warranties contained in the Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, and no event has occurred and is continuing which constitutes a Default or an Event of Default.

4.                                       CONDITIONS OF EFFECTIVENESS.  This Amendment shall be effective as of the Effective Date upon execution by the Majority Lenders and the other parties hereto, so long as all corporate actions of Borrowers taken in connection herewith and the transactions contemplated hereby shall be satisfactory in form and substance to Administrative Agent and Lenders, and Administrative Agent shall have received such other documents, certificates, and instruments as Administrative Agent shall reasonably require prior to the Agent’s receipt of this Amendment executed by the Majority Lenders and the other parties hereto.

5.                                       REFERENCE TO AGREEMENT.  Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Agreement, as affected and amended by this Amendment.

6.                                       COUNTERPARTS; EXECUTION VIA FACSIMILE.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Amendment may be validly executed and delivered by facsimile or other electronic transmission.

7.                                       GOVERNING LAW: BINDING EFFECT.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Borrower, the Administrative Agent, each Lender and their respective successors and assigns.

8.                                       HEADINGS.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.                                       LOAN DOCUMENT.  This Amendment is a Loan Document and is subject to all provisions of the Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

10.                                 ACKNOWLEDGEMENT OF LENDERS.  Each Lender acknowledges that as of the date of this Amendment, and giving effect to this Amendment, it’s respective Commitment is as set forth opposite its respective signature to this Amendment.

11.                                 FEES AND EXPENSES.  Borrowers agree to pay all reasonable out-of-pocket fees and expenses in connection with the Loan Documents, including this Amendment, including without limitation, appraisal fees, filing and recording fees, legal and other professional fees and expenses, if any, incurred on or prior to the date of this Amendment by Administrative Agent, including, without limitation, the fees and expenses of Winstead Sechrest & Minick P.C.

12.                                 NO ORAL AGREEMENTS.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as the date first above written.

BORROWERS:

METALS USA, INC.

By:	/s/ TERRY L. FREEMAN
Name:	Terry L. Freeman
Title:	Senior Vice President and
Chief Financial Officer

AGENT:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:	/s/ ROBERT SCALZITTI
Name:	Robert Scalzitti
Title:	Vice President

ALLMET BUILDING PRODUCTS, L.P.
By:	Allmet GP, Inc., its General Partner

ALLMET GP, INC.
ALLMET LP, INC.
CORNERSTONE BUILDING PRODUCTS, INC.
CORNERSTONE METALS CORPORATION
CORNERSTONE PATIO CONCEPTS, L.L.C.
By:	Metals USA, Inc., its sole Member

INTERSTATE STEEL SUPPLY CO. OF MARYLAND,
INC.
INTSEL GP, INC.
INTSEL LP, INC.
i-SOLUTIONS DIRECT, INC.
JEFFREYS REAL ESTATE CORPORATION
LEVINSON STEEL GP, INC.
LEVINSON STEEL LP, INC.
METALS RECEIVABLES CORPORATION
METALS USA BUILDING PRODUCTS SOUTHEAST,
INC.
METALS USA CARBON FLAT ROLLED, INC.
METALS USA FINANCE CORP.
METALS USA FLAT ROLLED CENTRAL, INC.
METALS USA MANAGEMENT CO., L.P.
By:	MUSA GP, Inc., its General Partner

METALS USA PLATES AND SHAPES, NORTHEAST, L.P.
By:	Levinson Steel GP, Inc., its General Partner

METALS USA PLATES AND SHAPES SOUTHCENTRAL,
INC.
METALS USA PLATES AND SHAPES SOUTHEAST, INC.
METALS USA PLATES AND SHAPES SOUTHWEST,
LIMITED PARTNERSHIP
By:	Intsel GP, Inc., its General Partner

METALS USA REALTY COMPANY
METALS USA SPECIALTY METALS NORTHCENTRAL, INC.
MUSA GP, INC.
MUSA LP, INC.
NATIONAL MANUFACTURING, INC.
QUEENSBORO, L.L.C.
By:	Metals USA Plates and Shapes Southeast, Inc.,
its sole Member

TEXAS ALUMINUM INDUSTRIES, INC.
VALLEY ALUMINUM CO.
VALLEY ALUMINUM OF NEVADA, INC.
WESTERN AWNING COMPANY, INC.

By:	/s/ TERRY L. FREEMAN
Name:	Terry L. Freeman
Title:	Vice President of each of the above-listed entities